For Immediate Release

GuruNet to Move to NASDAQ

Plans Name Change to Answers Corporation

New York, NY - July 19, 2005 - GuruNet Corporation (AMEX: GRU), creator of the Answers.com™ answer-based search engine, announced today that its application for listing on NASDAQ’s National Market System (NMS) has been approved. The Company expects to begin trading on NASDAQ under the symbol ANSW in the beginning of August. GuruNet further announced its intention to change its corporate name to Answers Corporation, subject to stockholder approval.

“We are proud to be moving to NASDAQ, the premier stock market for technology companies, which reinforces our commitment to shareholder value; we have been pleased with the professionalism of the AMEX and thank them for their excellent service,” said Robert S. Rosenschein, GuruNet’s Chairman and CEO. “In just seven short months, we’ve put Answers.com on the map. Unifying our ticker, corporation, and flagship product names strengthens our branding, supports our growth strategy, and helps end-users identify the company behind the product.”

Pending formal stockholder approval, the Company will continue to operate under the GuruNet name.

About GuruNet

GuruNet Corporation (AMEX: GRU) operates Answers.com™, a leading reference answer-based search engine, www.answers.com. Founded in 1999 by Bob Rosenschein, GuruNet Corporation (www.gurunet.com) provides patented technology and software tools to access concise information on demand. More information on GuruNet is available at www.gurunet.com. ANSWERS.COM and GURUNET are trademarks of GuruNet Corporation. All other marks belong to their respective owners.

This press release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management team. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Such risks and uncertainties include, among other things, risks and uncertainties that may be detailed, from time-to-time, in the Company’s reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

GuruNet Contact:
Jay Bailey
Director of Communications
888-248-9613

GuruNet Investor Relations:
BPC Financial Marketing
John Baldissera
800-368-1217

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